UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, Art’s-Way Manufacturing Co., Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Carrie L. Gunnerson, the Company’s President, Chief Executive Officer, and Interim Chief Financial Officer. Ms. Gunnerson’s employment with the Company was previously governed by an employment agreement entered into in December 2011, as amended in February 2012. The Agreement supersedes Ms. Gunnerson’s prior employment agreement, as amended.

The Agreement provides for an annual base salary of $171,990. Ms. Gunnerson is also eligible to receive incentive compensation, including cash bonuses and equity awards, in the exclusive discretion of the Board (or a committee authorized by the Board), and to participate in any and all other employee benefit plans that are generally available to the Company’s employees.

Upon signing the Agreement, as consideration for her agreement not to compete with the Company or solicit the Company’s employees or customers during the term of her employment with the Company or for one year thereafter, Ms. Gunnerson received a fully-vested restricted stock award for 1,000 shares of Company common stock, which was issued under the Company’s 2011 Equity Incentive Plan (the “Plan”). The award is governed by the Plan and the Company’s form of restricted stock award agreement.

The Agreement may be terminated at any time by either party. If the Agreement is terminated by the Company without Cause (as defined in the Agreement), the Company may be required to pay up to 12 weeks of compensation and benefits to Ms. Gunnerson, in exchange for her release of any and all claims against the Company and her compliance with the non-competition and non-solicitation provisions of the Agreement. The Agreement also contains confidentiality and assignment of inventions provisions that survive the termination of the Agreement for an indefinite period.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(a)        Financial statements: None

(b)        Pro forma financial information: None

(c)        Shell Company Transactions: None

(d)         Exhibits:

10.1         Employment Agreement between the Company and Carrie Gunnerson, dated February 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2019

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Gunnerson
Carrie L. Gunnerson
President and Chief Executive Officer and Interim Chief Financial Officer